UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2006
MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On July 3, 2006, MGI PHARMA, INC. (the “Company”) entered into a License Agreement (the “Agreement”) with Cilag GmbH International, a limited liability company (“Cilag”), with its principal place of business in Switzerland. A copy of the Company’s press release dated July 6, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the Agreement, the Company has granted Cilag an exclusive license to develop, distribute and commercialize the Company’s Dacogen™ (decitabine) for Injection product (the “Product”) in all countries of the world with the exception of the United States, Canada and Mexico (the “Territory”). The Agreement also provides Cilag with a worldwide, non-exclusive license to make the Product (or have the Product made).
The term of the Agreement is, on a country-by-country basis, from July 3, 2006 until the later of (i) twenty years after the first commercial sale of Product in the applicable country, or (ii) the expiration of all patent rights covering the Product. In addition to other customary terms regarding the parties’ rights to terminate the Agreement, Cilag may terminate the Agreement without cause (one year following the effective date) or upon notification that an additional clinical trial is required to obtain marketing authorization for the Product in the European Union.
The Company licenses the Product from SuperGen, Inc. pursuant to an amended and restated license agreement, dated September 21, 2004, as amended (filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 (File No. 000-10736)).
Pursuant to the terms of the Agreement, Cilag paid the Company an upfront payment of $10 million in consideration for the exclusive distribution rights in the Territory and has agreed to make additional milestone payments, potentially totaling more than $47 million, upon successful completion of various clinical and regulatory milestones. In addition, the Company will receive royalty payments based on sales on a country-by-country basis as defined under the Agreement. Cilag is obligated to make fixed payments to the Company for research and development costs associated with obtaining regulatory approval for the Product in the Territory. These research and development payments may be offset in part by Cilag performing these activities on its own. These research and development funds paid to the Company are to be used for the Company’s development of the Product in the Territory.
In connection with the Agreement, the Company granted Cilag a royalty-free license to use the Dacogen trademark, to the extent owned or licensed by the Company, throughout the Territory.
The Agreement also provides that the Company and Cilag will negotiate and enter into additional agreements relating to the Product regarding the exchange of safety data, manufacturing and supply, and quality assurance.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following are filed as exhibits to this Current Report on Form 8-K:
99.1	MGI PHARMA, INC. press release dated July 6, 2006, announcing effectiveness of License Agreement with Cilag GmbH International.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Date: July 10, 2006	By:	/s/ William F. Spengler

William F. Spengler
Senior Vice President and
Chief Financial Officer

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